MONSANTO COMPANY
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediate

Contact	Media: Glynn Young (314-694-3277)
Investors: Bryan Hurley (314-694-7867)

MONSANTO INCREASES ONGOING EARNINGS PER SHARE GUIDANCE FOR FISCAL YEAR, PROVIDES INITIAL THIRD-QUARTER ESTIMATE

Company sets Webcast and Analyst/Media Call for 2007 Third-Quarter Financial Results

ST. LOUIS (June 15, 2007) – Based on the near completion of the U.S. planting season and following a preliminary review of Monsanto’s third-quarter performance, the company announced today that it was increasing its fiscal year 2007 ongoing earnings per share (EPS) guidance to $1.75 to $1.80 per share, versus the prior guidance of $1.60 to $1.65 per share on an ongoing basis.

As a part of the increased expectations for the fiscal year, the company also reported that third-quarter results were expected to be approximately $1.00 per share on an ongoing and reported basis.

“We’re having extraordinary performance in an extraordinary year for agriculture,” said Hugh Grant, Monsanto chairman, president and chief executive officer. “The performance of our business has set us up for strong growth this year and continues to create momentum for future growth.”

“Our leadership has come from our ability to deliver on our growth projections while maintaining our operational and financial discipline,” said Grant.

The company noted that several factors are driving its results, including:

•	Strong ending to the corn planting season in the United States: The results reflect significant continued adoption of the company’s corn seeds and traits in the United States.
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Strong results from the company’s herbicide business: The results in the quarter reflect significant early-season purchases of its Roundup and other glyphosate-based herbicides in the United States and continued strong sales internationally.

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A better-than-expected tax rate: The resolution of tax audits will result in approximately a $0.05 benefit in the third quarter, and Monsanto now expects its full-year tax rate to be in the range of 29 percent to 30 percent, versus the company’s previous expectation of a tax rate of 30 percent.

The company also noted that its full-year ongoing guidance includes an expectation that Delta and Pine Land Company’s (D&PL) earnings will be moderately dilutive, as it historically has reported a loss in the fourth quarter. Monsanto also noted that its full-year guidance excludes the nonrecurring effect of the expected Stoneville and NexGen divestitures and the write-off of acquired in-process R&D associated with the acquisition of D&PL. These amounts are expected to be significant but cannot be estimated at this time, as the company is required to hold D&PL separate from the rest of its operations until the divestitures of Stoneville and NexGen are completed.

Webcast and Analyst/Media Call Set for 2007 Third-Quarter Financial Results

Monsanto will report its financial results for its fiscal year 2007 third quarter on Thursday, June 28, 2007, prior to market open.

In conjunction with the announcement of its third quarter results, Monsanto will hold a conference call at 8:30 a.m. CDT (9:30 a.m. EDT). The call will focus on the company’s third-quarter results and future expectations. The call may also include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides, supplemental data and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for three weeks.

Monsanto Company (NYSE: MON) is a leading global provider of technology- based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see http://www.monsanto.com/.

Monsanto Company Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits, including proceedings related to Solutia Inc.; developments related to foreign currencies and economies; successful completion and operation of recent and proposed acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent periodic report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Roundup is a trademark owned by Monsanto Company and its wholly owned subsidiaries.

References to Roundup and other glyphosate-based herbicides in this release exclude lawn-and-garden products.

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